UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2021

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

732-780-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVCO	The Nasdaq Capital Market

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (“Form 8-K/A”) amends the Current Report on Form 8-K filed by Avalon GloboCare Corp. (the “Company”), with the Securities and Exchange Commission (“SEC”) on June 14, 2021 (the “Original Filing”). This Form 8-K/A is being filed solely for the purposes of (i) filing with the SEC (a) the audited financial statements of Lonlon Biotech Ltd. (“Sen Lang”) and related auditors’ report and consent for the year ended December 31, 2020, (b) the unaudited financial statements of Sen Lang for the quarter ended March 31, 2021 and (c) the unaudited pro forma financial information of the Company and Sen Lang with respect to the Acquisition (as defined in the Original Filing), and (ii) correcting the percentage of the equity of the OpCo (as defined in the Original Filing) disclosed as being purchased in the Equity Financing (as defined in the Original Filing) and filing with the SEC an amendment to the Exchange Agreement (as defined in the Original Filing). This Form 8-K/A does not change any of the other information contained in the Original Filing except as specifically set forth herein. This Form 8-K/A continues to speak as of the date of the Original Filing and we have not updated or amended any disclosures, except as specifically set forth herein, contained in the Original Filing to reflect events that have occurred since the time of the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement

Equity Financing

In connection with the Acquisition, on June 13, 2021, an institutional investor (the “Investor”) entered into an agreement with the OpCo related to the purchase of registered capital of the OpCo (the “OpCo Capital Increase Agreement”) pursuant to which the Investor will acquire an aggregate of up to 13.5% of the equity ownership of the OpCo for an aggregate purchase price (the “Subscription Amount”) of approximately US$30,000,000 (represented by an actual investment of RMB200,000,000) (the “Equity Financing”), which funds will be invested in the OpCo in three equal installments of approximately US$10,000,000, at a fixed price, the first to be upon the closing of the Acquisition, the second to be within three months after the closing and the third to be within six months after the closing. In addition, pursuant to a Securities Exchange Agreement (the “Exchange Agreement”), by and among the Company, Sen Lang, the OpCo and the Investor, dated June 13, 2021, the Investor has the right, exercisable between the six-month and five year-anniversaries of the respective initial closing and installment closings, to elect to exchange, from time to time, all or part of its then-owned equity ownership of the OpCo for shares (the “Exchange Shares”) of Avalon Common Stock at a fixed exchange price of US$1.21 per share of Avalon Common Stock, which was the market price of the Avalon Common Stock as of the date of the Exchange Agreement under Nasdaq rules. In addition, the Exchange Agreement provides that the Investor may only exchange up to 10% of its total investment amount in any 30 day period.

On June 24, 2021, the Company, Sen Lang, the OpCo and the Investor entered into Amendment No. 1 to Securities Exchange Agreement (“Amendment No. 1”) to clarify that the percentage of the OpCo’s capital being purchased by the Investor is approximately 13.5% (rather than the 15.6% previously reported).

The foregoing summary of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the actual agreement, which is filed as Exhibit 10.2 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information with respect to the Acquisition and the Equity Financing, including the Purchase Agreement and the Exchange Agreement, as amended, is incorporated into this Item 3.02 by reference. The Acquisition Shares and the Exchange Shares have not been, and will not be, registered under the Securities Act, and instead will be issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 7.01 Regulation FD

On June 28, 2021, Avalon issued a press release and letter to stockholders with information regarding the Acquisition and the Equity Financing. A copy of the press release is attached hereto as Exhibit 99.5. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.5, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

Stock Ownership of Avalon Officers and Directors

Currently, the officers and directors of Avalon own in the aggregate approximately 64.1% of the outstanding shares of Avalon Common Stock and are expected to vote in favor of the issuance of the Acquisition Shares pursuant to Nasdaq rules.

Sen Lang Financial Statements

Sen Lang’s audited consolidated financial statements for the year ended December 31, 2020, and the notes related thereto, filed herewith and attached as Exhibit 99.2, are incorporated herein by reference.

Sen Lang’s unaudited condensed consolidated financial statements for the quarter ended March 31, 2021, and the notes related thereto, filed herewith and attached as Exhibit 99.3, are incorporated herein by reference.

Pro Forma Financial Information

The Company’s unaudited pro forma consolidated combined statements of operations and comprehensive loss for the year ended December 31, 2020 and the three months ended March 31, 2021, the unaudited pro forma consolidated combined balance sheet as of March 31, 2021, and the notes related thereto, are filed as Exhibit 99.4 to this Form 8-K/A and incorporated herein by reference.

Additional Information about the Proposed Acquisition Transaction and Where to Find It

This communication relates to the proposed Acquisition and may be deemed to be solicitation material in respect of the Acquisition. In connection with the Acquisition, Avalon will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Avalon may file with the SEC or send to Avalon’s stockholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF AVALON ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AVALON, THE ACQUIRED COMPANIES, THE ACQUISITION AND RELATED MATTERS. The Acquisition will be submitted to Avalon’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Avalon with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Avalon with the SEC will also be available free of charge on Avalon’s website at www.avalon-globocare.com or by contacting Avalon’s Investor Relations contact at PR@Avalon-GloboCare.com.

Participants in the Solicitation

Avalon and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Avalon’s stockholders with respect to the Acquisition under the rules of the SEC. Information about the directors and executive officers of Avalon and their ownership of shares of Avalon’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 30, 2021 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Acquisition, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Avalon generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Avalon has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Avalon’s control. Avalon’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Avalon’s ability to obtain the stockholder approval required to consummate the Acquisition in accordance with Nasdaq rules and the timing of the closing of the Acquisition, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Acquisition will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Purchase Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Purchase Agreement, (iv) unanticipated difficulties or expenditures relating to the Acquisition, the response of business partners and competitors to the announcement of the Acquisition; and (v) those risks detailed in Avalon’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Avalon from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Avalon cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Avalon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.2	Amendment No. 1 to Securities Exchange Agreement, dated June 24, 2021, among Avalon GloboCare Corp, Lonlon Biotech Ltd., Senlang Biotechnology Co. Ltd. and Yueyin Datong (Tianjin) Asset Management Co. Ltd.
23.1	Consent of Friedman LLP.
99.2	Sen Lang’s audited consolidated financial statements for the year ended December 31, 2020, and the notes related thereto.
99.3	Sen Lang’s unaudited condensed consolidated financial statements for the quarter ended March 31, 2021, and the notes related thereto
99.4	The Company’s unaudited pro forma consolidated combined statements of operations and comprehensive loss for the year ended December 31, 2020 and the three months ended March 31, 2021, the unaudited pro forma consolidated combined balance sheet as of March 31, 2021, and the notes related thereto.
99.5	Press Release dated June 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: June 28, 2021	By:	/s/ Luisa Ingargiola
		Name:	Luisa Ingargiola
		Title:	Chief Financial Officer